UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

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MERISEL, INC.

(Exact name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	01-17156 (Commission File Number)	95-4172359 (I.R.S. Employer Identification Number)

132 West 31st Street, 5th Floor, New York, NY 10001

(Address of principal executive offices and zip code)

(212) 594-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Merisel, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed on January 4, 2013 (the “Original Form 8-K”) to amend and supplement information provided in Item 5.02. This Amendment No. 1 does not otherwise amend or modify the disclosures contained in the Original Form 8-K, or update the disclosures contained in the Original Form 8-K to reflect any events that have occurred after the filing date of the Original Form 8-K.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Company’s Quarterly Report on Form 10-Q filed on November 26, 2012, as a result of Hurricane Sandy which struck the Atlantic coast on October 29th and 30th of 2012, the Company’s facility in Carlstadt, New Jersey lost power and then was flooded resulting in significant damage to critical equipment located at the facility including computer systems and the vast majority of output equipment.   Following Hurricane Sandy, the Company leased (the “Jersey City Lease”) a corporate apartment in Jersey City, New Jersey to provide housing to the Company’s executives during the reconstruction period for the facility. The Jersey City Lease shall terminate on March 31, 2013. Effective as of April 1, 2013, the Company has agreed to provide a corporate apartment (the “New York Apartment”) in New York, New York for the use of key executives and sales personnel through the 2013 fiscal year. The lease for the New York Apartment shall not exceed $4,000 per month during such year.

Effective December 6, 2012, the board of directors of the Company appointed Jeb Ball to serve as an Executive Vice President and the Chief Operating Officer of the Company, at an annual salary of $175,000. Mr. Ball, age 47, joined the Company on August 1, 2012 as Vice President of Operations of the Company. Previously, Mr. Ball was an Executive Vice President of Sales and Marketing at Dynagraf Inc. from 2009 to 2012. Prior to that Mr. Ball was President of Premier Color from 2004 to 2009 and President of United Lithograph Inc. from 2001 to 2004. In connection with Mr. Ball’s appointment, the Company agreed to reimburse Mr. Ball for his commuting costs from Boston, Massachusetts to the Company’s headquarters in New York, New York. On March 8, 2013 the Company agreed to reimburse Mr. Ball for up to $18,000 (or $1,500 per month) in commuting costs for the 2013 fiscal year. Prior to that date Mr. Ball was reimbursed for commutation expenses of approximately $3,448.

In November of 2012 Terry A. Tevis, the Company’s President and Chief Executive Officer, moved his permanent address to Florida. From November 2012 to March 8, 2013, Mr. Tevis was reimbursed for expenses of approximately $5,694.16 incurred in commuting from Florida to the Company’s headquarters in New York, New York. On March 8, 2013, the Company agreed with Mr. Tevis that he would be reimbursed for travel expenses from Florida to the Company’s offices in Atlanta, Georgia and Burbank, California or a customer sales call.

On December 31, 2012, the board of directors of the Company appointed Eric Salzman as an independent director to fill the vacancy created on the five member board of directors by the resignation of Joseph Yang in October 2012. Mr. Salzman currently serves as the Managing Member of Sarnihaan Capital Partners LLC, a consulting firm he established to focus on special situations, restructurings and cross capital structure investments. Mr. Salzman holds an M.B.A. from Harvard Graduate School of Business Administration and a B.A. from the University of Michigan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merisel, Inc.

Date: March 18, 2013	By:	/s/Terry A. Tevis
	Name:	Terry A. Tevis
	Title:	President and Chief Executive Officer